Report of Independent Registered
Public Accounting Firm

To the Shareholders and
The Board of Trustees of
Federated Adjustable Rate Securities Fund:

In planning and performing our audits
 of the financial statements of
 Federated Adjustable Rate
Securities Fund as of and for the year
ended August 31, 2010, in accordance
with the standards of
the Public Company Accounting Oversight
 Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding
securities, as a
basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for
 establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles. A
company's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that,
 in reasonable detail, accurately and
fairly reflect the
transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles,
 and that receipts and expenditures of the company are being made in accordance with authorizations of management and Trustees of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company' s assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August
31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of Federated Adjustable Rate Securities
Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than those specified parties.



Boston, Massachusetts
October 25, 2010